                                   Exhibit 2L
                                   ----------


DONALD W. WILLIAMS (Senior Vice President, Chief Credit Officer of First Banks, Inc.)

Residence or Business Address:                 18 Huntleigh Downs
-----------------------------                  St. Louis, Missouri 63131

Principal Occupation or Employment:            Financial services
----------------------------------

     Name of Employer:                         First Banks, Inc.
     ----------------

     Principal Business:                       Bank holding company
     ------------------

     Address:                                  135 North Meramec,
     -------                                   Clayton, Missouri 63105

Criminal Proceedings During Last 5 Years:      None
----------------------------------------

Civil Proceedings During Last 5 Years:         None
-------------------------------------

Citizenship:                                   U.S.A.
-----------